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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2003
Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12175 (Commission File No.)	75-2662240 (IRS Employer Identification No.)
3150 Sabre Drive Southlake, Texas 76092 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (682) 605-1000

Not applicable.
(Former name or former address, if changed since last report.)

Item 9. Other Events

        On February 21, 2003 Sabre Holdings Corporation ("Sabre Holdings") announced that its Chairman and Chief Executive Officer, William J. Hannigan, and Executive Vice President and Chief Financial Officer, Jeffery M. Jackson, are scheduled to present at several financial industry conferences in February. Due to inclement weather in Dallas/Fort Worth, Sabre Holdings cancelled its scheduled presentations at the Goldman Sachs and Morgan Stanley conferences on February 25, 2003.

        Sabre Holdings is aware that several travel industry participants have stated that they are seeing travel demand trending below what they expected, because of global security concerns and possible military action, as well as economic and political issues in Latin America. Sabre Holdings is seeing similar trends. If these trends were to continue, Sabre Holdings expects that its revenues would fall below its previously announced revenue range for the quarter ending on March 31, 2003. It is currently too early for Sabre Holdings to determine if its earnings forecast for that quarter will be impacted by these trends. Sabre Holdings will not comment further at this time about its revenue and earnings forecasts.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

        Statements in this report which are not purely historical facts, including statements about bookings trends, projected revenues and earnings, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to the Registrant on the date of this report. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: airlines limiting their participation in travel marketing and distribution services; and the company's revenues being highly dependent on the travel and transportation industries. The Registrant may not succeed in addressing these and other risks. Further information regarding factors that could affect the company's financial and other results can be found in the risk factors section of the Registrant's most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION
	By:	/s/ JAMES F. BRASHEAR
	Name:	James F. Brashear
	Title:	Corporate Secretary
Date: February 25, 2003

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  Item 9. Other Events
SIGNATURE